Exhibit 1

JOINT FILING AGREEMENT

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder, the undersigned hereby agree to the joint filing on behalf of each of them of any filing required by such party under Section 13 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with respect to securities of SuperX AI Technology Limited, a British Virgin Islands business company, and further agree to the filing, furnishing, and/or incorporation by reference of this Agreement as an exhibit thereto. Each of them is responsible for the timely filing of such filings and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

This Agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

Date: November 12, 2025

Alpha Bridge I LP

By: Alpha Bridge GP Limited, in its capacity as the general partner

By:	/s/ Gauravjit Singh
	Name:	Gauravjit Singh
	Title:	Director

Alpha Bridge GP Limited

By:	/s/ Gauravjit Singh
	Name:	Gauravjit Singh
	Title:	Director

PAG Capital Limited

By:	/s/ Derek Roy Crane
	Name:	Derek Roy Crane
	Title:	Director

Pacific Alliance Group Limited

By:	/s/ Derek Roy Crane
	Name:	Derek Roy Crane
	Title:	Director

PAG

By:	/s/ Derek Roy Crane
	Name:	Derek Roy Crane
	Title:	Director